Exhibit 7.4

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT made this 13th day of January, 2004

BETWEEN:

N.A. DEGERSTROM, INC., a company organized and existing under the laws of Washington and having its head office at 3303 North Sullivan Road, Spokane, Washington 990216, U.S.A.

(hereinafter referred to as “NAD”)

and

MINERA ANDES (CAYMAN) INC., a company incorporated under the laws of Cayman Islands and having its registered office at Queensgate House, South Church Street, P.O. Box 1234, George Town, Grand Cayman, Cayman Islands

(hereinafter referred to as “MACI”)

WHEREAS:

A.	Pursuant to an asset and share acquisition agreement dated March 8, 1995 among N.A. Degerstrom, Inc. (“NAD”), Minera Andes S.A. (“MASA”), Minera Andes Inc. (“MAI”), NAD (S.A.) (“NADSA”), Brian Gavin, Jorge Vargas, Enrique Rufino Marzari Elizalde to MACI (the “Asset Agreement”) a Royalty (as such term is defined in the Asset Agreement) was granted to NAD by MAI and MASA (among others) in respect of the Properties, the MASA Properties, the NAD Properties and any Future Properties (as such terms are defined in the Asset Agreement. Attached to this Agreement as Schedule A is a list of all properties that are, as at the date of this Agreement, the subject of the Royalty (collectively, the “Current Properties”).

B.	Pursuant to a settlement agreement dated December 2, 2003 (the “Settlement Agreement”) among NAD, MAI, MASA and MACI, NAD has agreed to assign, sell and transfer all of its right, title and interest in the Royalty on the Current Properties (the “Assigned Interest”) and MACI has agreed to accept the assignment of the Assigned Interest.

C.	The Settlement Agreement contemplates that the transfer of the Assigned Interest will occur upon a written notice being provided by MACI and the payment of U.S.$500,000. The parties wish to accept this Agreement as notice.

NOW THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, NAD and MACI covenant and agree as follows:

1.	Effective as of December 31, 2003 (the “Effective Date”), NAD assigns, transfers, conveys and sets over the Assigned Interest to MACI, together with all benefits and advantages to be derived therefrom, to have and to hold the same to MACI for its sole use and benefit absolutely, subject to the terms of the Asset Agreement.

2.	Effective as of the Effective Date, MACI accepts the assignment and transfer of the Assigned Interest.

3.	This Agreement shall be construed and enforced under the laws of the State of Washington, U.S.A.

4.	The parties shall, at all times, do all further acts and execute and deliver all further documents as shall be reasonably required in order to fully perform the terms of this Agreement.

5.	The parties hereto hereby attorn to the non-exclusive jurisdiction of the Courts of the State of Washington, U.S.A.

6.	The initial address of MACI for service of notices, reports and all communications required or permitted by the provisions of the Asset Agreement with respect to the Assigned Interest shall be:

Minera Andes (Cayman) Inc.

Queensgate House, South Church Street

P.O. Box 1234

George Town, Grand Cayman

Cayman Islands

Attention: Allen V. Ambrose

7.	This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written. Execution and delivery of counterparts of this Agreement by facsimile by any party shall be binding on all parties to this Agreement.

8.	This Agreement shall enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

IN WITNESS WHEREOF, MACI and NAD have executed this Agreement as of the date first set forth above.

N.A. DEGERSTROM, INC.

Per:	/s/ JAMES A. FISH V.P.

MINERA ANDES (CAYMAN) INC.

Per:	/s/ ALLEN V. AMBROSE

CONSENT TO THE ASSIGNMENT

We are parties to the Asset and Share Acquisition Agreement dated March 8, 1995 and pursuant to clause 31.07, our consent is required for the assignment by any party of its rights or obligations under the Asset and Share Acquisition Agreement.

We have hereby read the above Assignment Agreement and hereby consent to the assignment of the Royalty as contemplated in the Assignment Agreement.

MINERA ANDES S.A.

Per:	/s/ BRIAN GAVIN

MINERA ANDES INC.

Per:	/s/ ALLEN V. AMBROSE

SCHEDULE A

Set forth below is a description of the current properties:

Properties are held either directly by Minera Andes S.A. (“MASA”) or indirectly through MASA’s ownership of 49% of Minera Santa Cruz S.A. (“MSC”). MSC is the holding and operating company for the San José project, a joint venture between Minera Andes Inc. (“MAI”) and Mauricio Hochschild y Compañia Limitada (“MHC”). The San José project includes the Huevos Verdes area.

San Juan Province

The following properties are owned by Minera Andes S.A.

(a)	Cateos

File Number	Department	Area (Hectares)
545.955-D-94	Calingasta	7,200 has
545.957-D-94	Calingasta	1,920 has
545.996-D-94	Calingasta	4,900 has
545.997-D-94	Calingasta	9,750 has
545.949-N-94	Calingasta	8,800 has
545.995-N-94	Calingasta	3,500 has

(b) Manifestations of Discovery

File Number	Department	Area (Hectares)
520-0358-97	Calingasta	4,980 has
520-0963-97	Calingasta	1,200 has
520-0279-98	Calingasta	2,098 has
520-0280-98	Calingasta	1,320 has
0229-F-28	Calingasta	4,987.5 has
0952-F-28	Calingasta	7,62.5 has
0953-F-28	Calingasta	1,000 has
0954-F-28	Calingasta	1,000 has
0955-F-28	Calingasta	1,000 has
0956-F-28	Calingasta	1,000 has
0230-F-28	Calingasta	3,500 has

Santa Cruz Province

(a)	Minera Andes S.A.

The following properties are owned by Minera Andes S.A.

i.	Cateos

File Number	Name	Area (Hectares)
406081/MA/02	Lago de Olín	1,400 has
406082/MA/02	La Taba	2,000 has
406083/MA/02	La Española	1,500 has
406084/MA/02	El Meridiano	2,000 has
406085/MA/02	Sierrra Morena	4,000 has
406086/MA/02	San Agustín	3,900 has
406087/MA/02	Las Lomas	2,400 has
406088/MA/02	La Mata	5,000 has
406089/MA/02	La Huella	3,445 has
406090/MA/02	El Truma	2,450 has
406091/MA/02	C° Mojon	5,850 has
406092/MA/02	C° Dos Aguadas	3,420 has
406093/MA/02	C° Botellón	2,000 has
406094/MA/02	Bajo de los Calafates	1,500 has
406350/MA/02	Oeste	5,067 has
406347/MA/02	Este	4,746 has
407541/MA/03	El Truma II	3,824 has

ii.	Manifestations of Discovery

File Number	Name	Area (Hectares)
411.338/MA/99	Dos A	999.6 has
411.337/MA/99	Dos B	999.6 has
411.336/MA/99	Dos C	999.6 has
411.335/MA/99	Dos D	501.2 has
412.847/MA/00	Seis D	869.75 has
412.848/MA/99	Siete B	750 has
414.783/MA/00	Once D	900 has
413.101/MA/00	Cuatro A	750 has
413.102/MA/00	Cuatro B	750 has
413.103/MA/00	Cuatro C	675 has
413.104/MA/00	Nueve A	1.000 has
414.285/MA/00	Ocho C	874 has
414.268/MA/00	Nueve B	1.000 has
414.269/MA/00	Nueve C	671.5 has

File Number	Name	Area (Hectares)
414.270/MA/00	Nueve D	671.5 has
400.244/MA/01	Seis E	900 has
400.245/MA/01	Seis G	817 has
404.639/MA/01	Cinco F	1,022 has
401.504/MA/01	Cinco I	930 has
401.218/MA/01	Dos H	911.35 has
401.219/MA/01	Dos I	797.1 has
402.318/MA/01	Seis H	994 has
402.316/MA/01	Seis I	994 has
402.317/MA/01	Seis J	887 has
414.525/MA/00	Dos E	911.35 has
414.526/MA/00	Dos F	990 has
414.524/MA/00	Dos G	990 has
401.220/MA/01	Dos J	900 has
413.099/MA/00	Cinco B	950 has
413.100/MA/00	Cinco C	490.6 has

(b)	Minera Santa Cruz S.A.

The following properties are owned by Minera Santa Cruz S.A., which owns the following properties as part of the San José Project, a joint venture with Mauricio Hochschild y Compañía Limitada.

i.	Cateos

File Number	Name	Area (Hectares)
403089/MSC/01	Cateo	10,200 has

ii.	Manifestations of Discovery

File Number	Name	Area (Hectares)
410089/MA/99	Saavedra 5	800 has
410090/MA/99	Saavedra 7a	1,000 has
410091/MA/99	Saavedra 2a	1,000 has
410092/MA/99	Saavedra 8	1,000 has
410093/MA/99	Saavedra 1a	1,000 has
410094/MA/99	Saavedra 6b	800 has
410095/MA/99	Saavedra 4	800 has
410096/MA/99	Saavedra 3	800 has
410411/MA/99	El Pluma 1	750 has
410412/MA/99	El Pluma E1	1,000 has

File Number	Name	Area (Hectares)
411331/MA/99	Tres Colores B	998.5 has
411332/MA/99	Tres Colores A	1,000 has
411333/MA/99	Tres A	1,000 has
411334/MA/99	Tres B	750 has
412277/MA99	El Pluma 2	1,000 has
412278/MA/99	El Pluma E2	1,000 has
412279/MA/99	El Pluma 3	750 has
412280/MA/99	El Pluma E3	800 has
412281/MA/99	El Pluma 4	1,000 has
413095/MA/00	Uno A	840 has
413096/MA/00	Uno B	840. has
413097/MA/00	Uno C	820.2 has
413395/MA/00	Saavedra 10	1,000. has
413396/MA/00	Saavedra 9	1,000. has
414264/MA/00	Tres C	980. has
414265/MA/00	Tres D	770.13 has
414266/MA/00	Tres E	999.93 has
414267/MA/00	Tres F	999.93 has
414639/MA/00	Tres Colores G	397.5 has
414640/MA/00	Tres Colores D	90. has
414641/MA/00	Tres Colores F	901 has
414642/MA/00	Tres Colores C	901 has
414643/MA/00	Tres Colores E	901 has
400625/MA/01	SaavNE1	1,000 has
400626/MA/01	SaavNE2	1,000 has
400627/MA/01	SaavNE3	500 has
400764/MA/01	Uno F	594 has
400765/MA/01	Uno D	840. has
400766/MA/01	Uno E	840 has
401507/MA/01	Uno G	1,103.7 has
401508/MA/01	Uno H	560.4 has
401509/MA/01	Uno I	560.4 has
401874/MA/01	Saavedra 11	1,000 has
401875/MA/01	Saavedra 12	1,000 has
401876/MA/01	Saavedra 13	1,000 has
401877/MA/01	Saavedra 14	1,000 has

Chubut Province

The following properties are owned by Minera Andes S.A.

(a)	Cateos

File Number	Name	Area (Hectares)
13127/97	La María	4,000 has
13309/98	El Valle 2	2,750 has
13970/02	El Triunfo	2,600 has
13971/02	Los Zorros	3,998.5 has
13972/02	Los Zorros II	4,805 has
13973/02	El Montero	1,500 has
13974/02	La Morena	2,430 has
13975/02	La Morena Este	1,485 has
13976/02	Cerro Negro Oeste	980 has
13977/02	Cerro Negro Norte	1,482 has
13978/02	Estancia Shaman	1,800 has
13979/02	El Mogote	1,480 has

(b)	Manifestations of Discovery

File Number	Name	Area (Hectares)
13658/01	La Maria I	1,600 has
13659/01	La María II	1,600 has
13660/01	La María III	1,600 has
13749/01	Valle Uno a	625 has
13750/01	Valle Uno b	625 has
13751/01	Valle Uno c	625 has
13752/01	Valle Dos a	900 has
13753/01	Valle Dos b	900 has
13754/01	Valle Dos c	900 has
13755/01	Valle Dos d	100 has
13759/01	Valle Uno d	625 has
13792/02	La María IV	1,600 has
13793/02	La María V	1,600 has
13794/02	La María VI	1,600 has
13796/02	Valle Dos e	900 has
13797/02	Valle Dos f	900 has
13798/02	Valle Dos g	900 has
14088/03	Valle Dos h	1,600 has
14089/03	Valle Dos i	400 has